Exhibit 99.1

[GRAPHIC OMITTED]                            Contact:
  eB2B Commerce(TM)                          Halperin, Battaglia Raicht, LLP
          Simplify                           212-765-9100


              eB2B Commerce, Inc. Files For Relief under Chapter 11

New York, NY - (BUSINESS WIRE) - October 28, 2004 - eB2B Commerce, Inc. ("eB2B") (PK: EBTB.PK), a provider of business-to-business order management and supplier enablement services announced today that it had filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, in the U.S. Bankruptcy Court for the Southern District of New York, Chapter 11 Case number 04-16926(CB), assigned to the Honorable Cornelius Blackshear.

The company filed its petition to effectuate a settlement, in principle, reached with the holders of its outstanding Senior Secured Convertible Notes under a Plan of Reorganization filed with the Court. The company intends to seek prompt approval of its Plan in accordance with the provisions of federal bankruptcy law. The company's bankruptcy counsel is Halperin Battaglia Raicht, LLP and corporate counsel is Sadis & Goldberg LLC.

In order to maintain its continuity of service, the company also announced that it has arranged, subject to the approval of the Court, debtor-in-possession ("DIP") financing with Enable Corporation, a company formed by the majority of its Senior Secured Note holders. The company expects that the DIP financing will fund its ongoing operations, as necessary, during the pendency of the bankruptcy process until the bankruptcy court can consider confirmation of its Plan of Reorganization.

Until approval of the Plan, the company expects to operate eB2B's business without interruption and believes that eB2B will continue to provide its customers with the same responsiveness and quality of service.


About eB2B Commerce, Inc.

eB2B Commerce is a provider of business-to-business transaction management services that simplify trading partner integration, automation, and data exchange across the order management life cycle. eB2B's Trade Gateway and supplier enablement services provide enterprises large and small with robust and reliable alternatives for establishing trading hubs with their small and mid-size supplier base.

FORWARD LOOKING STATEMENTS - Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of
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eB2B Commerce, Inc. (the "Company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its reorganization plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; economic conditions; labor costs; financing availability and costs; insurance costs; competitive pressures on pricing and on demand; and other risks and uncertainties listed from time to time in the Company's reports to the SEC.
There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.